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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Xilinx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 4, 2004

Dear Xilinx Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders to be held on Thursday, August 5, 2004 at 11:00 a.m. Pacific Daylight Time, at Xilinx, Inc.'s headquarters located at 2050 Logic Drive, San Jose, California, 95124. We look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of our annual meeting at www.investor.xilinx.com.

        If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from Xilinx's Board of Directors (the "Board") are enclosed. If you received your annual mailing materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

        At this meeting, the agenda includes the annual election of directors and a proposal to ratify the appointment of our independent auditors, Ernst & Young LLP, as well as any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR the election of each of the director nominees nominated by the Board Nominating and Governance Committee and FOR the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 2, 2005. Please refer to the proxy statement for detailed information on each of the proposals.

        At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, mark, sign, date and return your proxy in the enclosed postage-paid envelope so that your shares will be represented.

        Thank you for your continuing interest in Xilinx.

Very truly yours,

Willem P. Roelandts President, Chief Executive Officer and Chairman of the Board

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 5, 2004

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 5, 2004 at 11:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 2050 Logic Drive, San Jose, California, 95124 for the following purposes:

          1.     To elect eight (8) directors to serve for the ensuing year or until their successors are duly elected and qualified; and

          2.     To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 2, 2005; and

          3.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on June 7, 2004 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote online or via telephone or, in the alternative, to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you have Internet access, we encourage you to record your vote on the Internet. Any stockholder of record attending the meeting may vote in person even if he or she returned a proxy.

FOR THE BOARD OF DIRECTORS

Thomas R. Lavelle Secretary

San Jose, California
June 4, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being mailed to stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), on or about June 16, 2004 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 5, 2004 at 11:00 a.m., Pacific Daylight Time, at the Company's headquarters, located at 2050 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

        The cost of preparing, assembling and mailing the notice of annual meeting of stockholders, proxy statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting of Shareholders. The estimated cost of such services is approximately $5,000 plus out-of-pocket expenses. Proxies may also be solicited in person or by telephone or electronically by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

        Each stockholder is entitled to one vote for each share of Common Stock of the Company ("Common Stock") with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

        Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 7, 2004 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Shares Outstanding

        As of the close of business on May 19, 2004, there were 347,107,731 shares of Common Stock outstanding. The closing price of the Company's Common Stock on May 19, 2004, as reported by the NASDAQ national market was $34.68 per share.

Proxy Voting; Voting via the Internet and Telephone

        Shares for which proxy cards are properly executed and returned or that are properly voted via the Internet or by telephone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" the election of each of the nominees to the Board named herein and "FOR" the ratification of Ernst & Young LLP as the Company's independent auditors for fiscal year 2005. It is not expected that any matters other than the election of Directors and the ratification of the Company's independent auditors will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

        To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves your Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or the e-mail you received for electronic delivery of this proxy statement. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Delivery of Xilinx Stockholder Communications

        If you decide to vote via the Internet as described above, at that time, you will have the opportunity to elect to have all future stockholder communications delivered to you electronically. We encourage you to sign up for such electronic delivery as it conserves natural resources and reduces printing and mailing costs.

Householding

        In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company's proxy materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations, call Investor Relations at (800) 836-4002, or visit the Company's website at www.xilinx.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Shares that are voted "FOR," "AGAINST" or "WITHHELD" (abstentions) are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy. The inspector of elections will treat broker non-votes as present only for purposes of determining a quorum and not as Votes Cast. Broker non-votes occur when a stockholder owning Common Stock through a bank, brokerage or other nominee ("street name") does not provide voting instructions to the bank, brokerage firm or other custodian holding his/her shares and that person does not exercise discretion to vote those shares. Under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting are routine matters.

Vote Required

        With respect to the election of directors, the eight nominees receiving the highest number of votes at the meeting shall be elected as directors. Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP. Abstentions will have the effect of a vote against the ratification of Ernst & Young LLP. Broker non-votes will not have an affect either for or against any of the proposals.

Revocability of Proxies

        A stockholder giving a proxy may revoke it at any time before it is voted by delivering to Thomas R. Lavelle, the Secretary of the Company, at 2050 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet. Any stockholder owning Common Stock in street name wishing to revoke his/her voting instructions must contact the bank, brokerage firm or other custodian who holds his/her shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's fiscal 2005 Annual Meeting of Stockholders must be received by the Company no later than February 4, 2005, and satisfy the other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

        Proxies solicited by the Company grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders that is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company no later than May 6, 2005. If a stockholder does not comply with the foregoing notice provision and does not also satisfy the requirements of Rule 14a-4(c) under the Exchange Act, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

        In addition, the Company's Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the stockholder seeks to include such matters in the Company's Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the fiscal 2005 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no less than 90 days prior to the 2005 Annual Meeting of Stockholders. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        A board of eight directors is to be elected at the Annual Meeting. Pursuant to action by the Board's Nominating and Governance Committee, the Company is nominating the eight individuals named below, each of whom is currently a director of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
Willem P. Roelandts	59	President, Chief Executive Officer and Chairman of the Board of Directors, Xilinx, Inc.	1996
John L. Doyle	72	Consultant	1994
Jerald G. Fishman	58	President and CEO, Analog Devices Inc.	2000
Philip T. Gianos	54	General Partner, InterWest Partners	1985
William G. Howard, Jr.	62	Consultant	1996
Harold E. Hughes, Jr.	58	Consultant	2003
Richard W. Sevcik	56	Executive Vice President and General Manager, Xilinx, Inc.	2000
Elizabeth Vanderslice	40	Consultant	2000

        Mr. Roelandts joined the Company in January 1996 as Chief Executive Officer and a member of the Company's Board of Directors. In April 1996, he was appointed to the additional position of President of the Company and assumed the role of Chairman of the Board of Directors on August 7, 2003 upon the retirement of Bernard V. Vonderschmitt. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992. Effective March 26, 2004, Mr. Roelandts became a member of the Board of Directors of Applied Materials, Inc.

        Mr. Doyle joined the Company's Board of Directors in 1994. Mr. Doyle was formerly employed by Hewlett-Packard Company, where he served as Executive Vice President of Business Development from 1988 through 1991; Executive Vice President, Systems Technology Sector from 1986 to 1988; Executive Vice President, Information Systems and Networks from 1984 to 1986; and Vice President, Research and Development, from 1981 to 1984. Mr. Doyle also served as Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle has been an independent consultant. Mr. Doyle also serves as a director of Analog Devices, Inc., and DURECT Corporation.

        Mr. Fishman has been President and Chief Executive Officer of Analog Devices, Inc., a semiconductor manufacturer, since November 1996. Mr. Fishman also serves as a director of Analog Devices, Inc. and Cognex Corporation.

        Mr. Gianos has been a General Partner of InterWest Partners, a venture capital firm focused on information technology and life sciences, since August 1982. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation for eight years in engineering management. He managed both chip design and systems integration for several IBM office automation products.

        Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc. between 1969 and 1987, most recently as Senior Vice President and Director of Research and Development. Dr. Howard also serves as a director of BEI Electronics, Inc., BEI Technologies, Inc., Credence Systems Corporation, and Ramtron International Corporation.

        Mr. Hughes has worked as an independent consultant since 2000. Mr. Hughes was employed by Intel Corporation, a semiconductor manufacturer, from 1974 through 1997 where he held several positions including the roles of Chief Financial Officer (1989-1992) and Treasurer (1979-1986). From 1997 to 2000, Mr. Hughes founded and acted as CEO for Pandesic, LLC, a firm providing web-based SAP systems, which was sold to SAP AG. Mr. Hughes also serves as a director of Remec, Inc., Rambus, Inc. and Berkeley Technology, Ltd., formerly known as London Pacific Group.

        Mr. Sevcik joined the Company in April 1997 as Senior Vice President and General Manager. He was elected to the Board of Directors of the Company in 2000. Mr. Sevcik assumed his current position of Executive Vice President and General Manager in January 2004. Prior to joining the Company, Mr. Sevcik worked at Hewlett-Packard Company for 10 years where, from 1994 through 1996, he served as Group General Manager of its Systems Technology Group and oversaw five divisions involved with product development for servers, workstations, operating systems, microprocessors, networking and security. In 1995, he was named Vice President at Hewlett-Packard.

        Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice was a vice president of Wired Digital, Inc., an online services company, beginning in 1995 and served as its president and CEO from 1996 through June 1999 when she led its acquisition by Lycos. Prior to joining Wired Digital, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company and in 1994 became a vice president at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm spun off from Sterling Payot.

        There are no family relationships among the executive officers of the Company or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending April 2, 2005 and recommends that stockholders vote for ratification of such appointment. Although the Company is not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board and the Audit Committee, as matter of good corporate governance, has determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.

        Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board of Directors including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

        The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal years 2004 and 2003.

	2004	2003
Audit Fees	$814,000	$553,000
Audit Related Fees	97,000	34,000
Tax Fees	141,000	45,000
All Other Fees	21,000	54,000

Total	$1,073,000	$686,000

        Audit Fees.    This category includes fees for the audit of the Company's annual financial statements and for the review of the Company's interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

        Audit Related Fees.    This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under "Audit Fees." The services for fees disclosed in this category include benefit plan audits, accounting consultations, assurance services related to government grants, due diligence related to an acquisition, and review of internal controls in connection with Sarbanes-Oxley Section 404 implementation.

        Tax Fees.    This category consists of fees for tax compliance, tax planning and tax advice services.

        All Other Fees.    This category consists of fees for other products and services provided by the Independent Auditor including business continuity planning review, tax litigation services, general corporate compliance services and tax matter lobbying.

Audit Committee's Pre-approval Policy and Procedures

        During fiscal year 2004, the Audit Committee of our Board of Directors adopted policies and procedures for approval of audit and non-audit services by our independent auditors. The policy of the Audit Committee is to pre-approve any and all services provided to the Company by the external auditors.

In its review of non-audit services, the Audit Committee considers whether the provision of such services is compatible with maintaining Ernst & Young LLP's independence. The Company did not waive its pre-approval policies and procedures during the year ended April 3, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of six (6) meetings during the fiscal year ended April 3, 2004. All directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also expected to attend the Annual Meeting of Stockholders. All directors attended the 2003 Annual Meeting of Stockholders. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served during the fiscal year.

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each director serving on these Committees is "independent" in accordance with NASDAQ Stock Market Marketplace Rule 4200(a)(15) and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, is subject to charters approved by the Board, which are posted on the investor relations page of the Company's website at www.investor.xilinx.com.

        The Audit Committee, which currently consists of John L. Doyle, Harold E. Hughes, Jr. and Elizabeth Vanderslice, met six (6) times during fiscal year 2004. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. Mr. Hughes joined the Audit Committee on June 12, 2003 to replace Mr. William Howard, Jr. The Board has determined that each Audit Committee member is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with the NASDAQ corporate governance listing standards. The Audit Committee has amended its charter to reflect activities it already performed, including review of related-party transactions. A copy of its amended charter is attached to this Proxy Statement as Appendix A.

        In addition to each of the members of the Audit Committee being independent, the Board of Directors has determined that at least one member of the Committee — Harold E. Hughes, Jr. — qualifies as an "audit committee financial expert" as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hughes's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hughes, any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

        The Compensation Committee, which currently consists of Philip T. Gianos, Jerald G. Fishman and William G. Howard, Jr., met six (6) times during fiscal year 2004. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company's Board of Directors and its CEO and other executive officers and has exclusive authority to grant options to executive officers under the 1997 Stock Plan. The CEO is not present during the Committee's deliberations and voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers.

        The Nominating and Governance Committee, which currently consists of Elizabeth Vanderslice, Jerald G. Fishman and William G. Howard, Jr. met five (5) times during fiscal year 2004. The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board of Directors, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, determines the size and composition of the Company's Board of Directors and nominates directors and executive officers for election. The Board believes in bringing a diversity of cultural backgrounds and viewpoints to the Board and desires that its directors and nominees possess critical skills in the areas of semiconductor design and marketing, manufacturing, systems, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. While not actively seeking to increase its membership at this time, the Board remains apprised of qualified individuals who may be candidates in the future.

        The Board does not have term limits, require the resignation of a director upon his or her job change, or have a policy limiting the number of boards on which a director may serve. As necessary and as part of its annual evaluation of current Board members, the Nominating and Governance Committee considers the skills and viewpoints previously mentioned as desirable director qualifications, any job changes, the amount of time each director spends on Xilinx matters and to what extent, if any, other commitments the directors may have outside of Xilinx impact the director's service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating directors' positions on the Board Committees.

        Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal year 2004, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm, should one be engaged. A stockholder seeking to recommend a prospective nominee for the Committee's consideration should submit the candidate's name and qualifications by mail addressed to the Corporate Secretary, Thomas R. Lavelle, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by email to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137.

BOARD OF DIRECTORS—PRINCIPLES OF CORPORATE GOVERNANCE

  Overview

        The Company and its Board of Directors regularly review and evaluate the Company's corporate governance principles and practices. The Board's governance guidelines, the charters for each of the Board's Committees, and each of the Company's Code of Conduct and the Directors' Code of Ethics are posted on the investor relations page of the Company's website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request addressed to Corporate Secretary, Thomas R. Lavelle, Xilinx, Inc., 2100 Logic Drive, San Jose CA 95124 or by email at corporate.secretary@xilinx.com.

  Board Composition and Governance

        The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors, including the Chief Executive Officer. With the exception of Mr. Roelandts and Mr. Sevcik, each of the Company's directors qualifies as "independent" in accordance with NASDAQ Stock Market Marketplace Rule 4200(a)(15) and Rule 10A-3 of the Securities Exchange Act of 1934. Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

        All directors are elected annually at the annual stockholder meeting.

        The Board has adopted and implemented a self-evaluation process and has made changes in Board meeting procedures based on feedback from the process.

  Lead Independent Director

        It is the written policy of the Board of Directors that if the Chairman is also the Chief Executive Officer of the Company, the Board will designate an independent director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent directors, as well as other duties, including chairing meetings among the independent directors. Upon Mr. Vonderschmitt's retirement from the Board of Directors on August 7, 2003, Mr. Roelandts became the Chairman of the Xilinx Board of Directors. At that time, Jerald G. Fishman assumed the role of Lead Independent Director. The Nominating and Governance Committee of the Board of Directors reviews the position of Lead Independent Director and identifies the director who serves as Lead Independent Director.

  Director Retirement Policy

        The Board has adopted a mandatory retirement policy for directors, under which directors may not stand for re-election to the Board after age 75.

  CEO Succession

        The Board of Directors has addressed the issue of succession of the Chief Executive Officer, and is committed to regularly reviewing its policy.

  Internal Audit

        The Company's Internal Audit function reports to the Audit Committee of the Board and administratively to the Company's Chief Financial Officer.

        Codes of Conduct and Ethics.    The Company has adopted a Code of Conduct applicable to the Company's directors and employees, including the Company's Chief Executive Officer, Chief Financial Officer and its principal accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. The Board receives notification of violations reported through the anonymous reporting process from the appropriate Committee chairperson.

        The Audit Committee has approved the adoption of the Financial Executives International Code of Financial Ethics by the Company's finance employees which supplements the employee Code of Conduct

        The Board of Directors has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, conflicts of interests, financial reporting and compliance with other laws.

        A waiver of any violation of the Code of Conduct by an executive officer or director and a waiver of any violation of the Directors' Code of Ethics may only be made by the Board or its Nominating and Governance Committee. The Company will post any such waivers on its website under the Corporate Governance page of www.investor.xilinx.com.

        Stockholder Value.    The Board of Directors is cognizant of the interests of the stockholders and accordingly has adopted the following provisions:

  •
  All employee stock plans are submitted to the stockholders for approval prior to adoption;

  •
  The Company has an existing agreement under which there will be no repricing of stock options without obtaining the approval of the stockholders; and

  •
  The Company has an agreement to limit annual dilution under its stock plans for employees to 3% or less.

        Stockholder Communications to the Board.    Stockholders may initiate any communication with the Board of Directors in writing and send them addressed in care of the Company's Corporate Secretary, Thomas R. Lavelle, at Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by e-mail to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, and as necessary for follow up at the Board's direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.

COMPENSATION OF DIRECTORS

        The Company pays its directors $30,000 per year to attend Board meetings. Chairpersons of the Compensation and Nominating and Governance Committees receive an additional $10,000 per year and the Chairperson of the Audit Committee receives an additional $15,000 per year. Members of the Compensation and Nominating and Governance Committees receive an additional $3,000 per year and the members of the Audit Committee receive an additional $5,000 per year. The Lead Independent Director also receives an additional $10,000 per year. All payments are made on a quarterly basis.

        The Company's 1997 Stock Plan currently provides for an automatic grant of nonqualified options to non-employee directors of the Company. Each eligible non-employee director is granted an initial option to purchase 36,000 shares of Common Stock on the date of the director's first meeting after becoming a director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Director options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and currently vest over four years.

        Directors who are actively employed as executives by the Company receive no additional compensation for their service as directors. Mr. Roelandts and Mr. Sevcik are the only employee directors of the Company.

        Mr. Vonderschmitt served as a consultant to the Company until his retirement as Chairman of the Board of Directors on August 7, 2003. A description of Mr. Vonderschmitt's compensation under a consulting agreement is contained in the discussion captioned "Employment Contracts and Termination of Employment and Change-in-Control Agreements."

EXECUTIVE COMPENSATION

        In addition to the information we are required to disclose by the Rules and Regulations of the SEC, we have voluntarily included additional disclosures in this section with respect to our equity based compensation plans so that the investors can make a more informed decision when deciding how to vote their proxies.

Summary Compensation Table

        The following table sets forth compensation paid for services to the Company in all capacities during the last three fiscal years to (i) the Company's Chief Executive Officer, and (ii) the four other most highly compensated individuals who were serving as executive officers of the Company at the end of the Company's fiscal year ended April 3, 2004 (collectively, the "Named Executive Officers").

	Annual Compensation						Long-Term Compensation Awards(3)
Name and Principal Position	Fiscal Year	Salary($)			Bonus($)(2)		Options(#)		All Other Compensation ($)(7)
Willem P. Roelandts, President, Chief Executive Officer and Chairman of the Board of Directors	2004 2003 2002	$ $ $	715,500 715,500 561,966	(1)	$ $ $	391,013 408,902 0	300,000 300,000 303,620	(4) (5) (6)	$ $ $	36,146 5,856 4,557
Kris Chellam, Senior Vice President, Finance and Chief Financial Officer	2004 2003 2002	$ $ $	314,923 345,000 265,734	(1)	$ $ $	147,753 169,740 0	100,000 100,000 101,209	(4) (5) (6)	$ $ $	57,285 6,245 3,523	(9)
Steven D. Haynes, Senior Vice President, Worldwide Sales and Services	2004 2003 2002	$ $ $	315,000 315,000 256,119	(1)	$ $ $	123,638 129,938 0	100,000 100,000 91,790	(4) (5) (6)	$ $ $	36,146 5,856 4,557
Richard W. Sevcik, Executive Vice President and General Manager	2004 2003 2002	$ $ $	465,000 465,000 395,831	(1)	$ $ $	222,968 228,780 0	150,000 150,000 151,157	(8) (5) (6)	$ $ $	36,146 5,856 4,557
Sandeep S. Vij, Vice President, Worldwide Marketing	2004 2003 2002	$ $ $	275,000 275,000 226,175	(1)	$ $ $	107,938 113,438 0	50,000 55,000 56,407	(4) (5) (6)	$ $ $	36,135 6,676 3,391

(1)
The Executive Officer had his salary reduced for a portion of the fiscal year as part of the Company's Payroll Reduction Program.

(2)
Represents management incentives earned in fiscal years 2004, 2003, and 2002 for achievement of corporate and individual objectives.

(3)
The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.

(4)
Represents options granted on April 5, 2004 based on anticipated contributions by the employee.

(5)
Represents options granted on April 1, 2003 based on anticipated contributions by the employee.

(6)
Represents options granted on November 15, 2001 and April 1, 2002 based on anticipated contributions by the employee.

(7)
Includes the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Employee Qualified Stock Purchase Plan.

(8)
Represents options granted on April 5, 2004 based on anticipated contributions by the employee and options granted on February 18, 2004 for promotion to Executive Vice President.

(9)
Includes a distribution of $21,139 in deferred compensation.

Option Grants in Last Fiscal Year

        The following table shows option grants during the fiscal year ended April 3, 2004 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten-year option term.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(5)
			% of Total Options Granted to Employees in Fiscal Year(%)
Name	Options Granted(#) (1)(2)			Exercise Price ($)(3)		Expiration Date(4)
							5%		10%
Willem P. Roelandts	300,000		3.1%		$40.11	04/05/14		$7,567,489		$19,177,503
Kris Chellam	100,000		1.0%		$40.11	04/05/14		$2,522,496		$6,392,501
Steven D. Haynes	100,000		1.0%		$40.11	04/05/14		$2,522,496		$6,392,501
Richard W. Sevcik	130,000 20,000	(6)	1.5%	$ $	40.11 41.74	04/05/14 02/18/14	$ $	3,279,245 525,001	$ $	8,310,251 1,330,456
Sandeep S. Vij	50,000.5%				$40.11	04/05/14		$1,261,248		$3,196,250

(1)
These options were granted under the Company's 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

(2)
The number of options represented in this column represents options granted April 5, 2004 based on anticipated contributions by the employee to the Company.

(3)
The exercise price may be paid by check, cash or delivery of shares that have been held for a minimum of six months.

(4)
Options may terminate before their expiration dates if the optionee's status as an employee, director, or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.

(5)
Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the SEC and do not reflect the Company's estimate of future stock price appreciation.

(6)
Represents options granted on February 18, 2004 for promotion to Executive Vice President.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options

        The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended April 3, 2004, and the year-end value of unexercised options:

			Number of Securities Underlying Unexercised Options at Fiscal Year-end(#)
					Value of Unexercised In-the-Money Options at Fiscal Year-end($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Willem P. Roelandts	1,125,000	$28,001,514	3,513,182	441,338	$84,398,204	$4,371,582
Kris Chellam	105,000	$2,928,487	637,892	143,317	$13,390,688	$1,384,550
Steven D. Haynes	378,618	$9,678,338	97,346	134,150	$290,065	$1,358,881
Richard W. Sevcik	300,000	$6,437,312	1,114,117	230,400	$24,357,250	$2,065,333
Sandeep S. Vij	154,000	$3,349,965	271,382	76,025	$4,103,850	$763,457

(1)
Calculated by determining the difference between the fair market value of the Securities underlying the options at April 2, 2004 ($39.97 per share) and the exercise price of the options.

Employee and Executive Option Grants For Fiscal Years 2004, 2003 and 2002

        Our stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees and align stockholder and employee interests. All of our employees participate in at least one of our stock option plans. The following table sets forth option grants to employees and Named Executive Officers (as defined below) during the last three fiscal years ended April 3, 2004.

	2004	2003	2002
Net grants during the year as a % of outstanding shares	2.8%	1.4%	2.6%
Grants to Named Executive Officers during the year as a % of total options granted	7.2%	8.0%	8.6%
Grants to Named Executive Officers during the year as a % of outstanding shares	0.2%	0.1%	0.2%
Cumulative options held by Named Executive Officers as a % of total outstanding options	11.5%	13.8%	14.0%

        The following table sets forth information relating to In-the-Money and Out-of-the-Money Option information for all option grants of the Company outstanding as of the end of fiscal year 2004:

In-the-Money and Out-of-the-Money Option Information
As of the End of Fiscal Year 2004

(shares in thousands)	Exercisable Shares	Unexercisable Shares	Total Shares	Weighted Average Exercise Price
In-the-Money(1)	35,888	11,397	47,285	$17.70
Out-of-the-Money(1)	8,160	2,678	10,838	$61.60
Total Options Outstanding	44,048	14,075	58,123	$25.84

(1)
Out-of the-money options are those options with an exercise price equal to or above the closing price of $39.97 per share on April 2, 2004.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of Common Stock of the Company as of May 19, 2004, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named officers in the Summary Compensation Table and (iv) all directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Greater than 5% Stockholders
The TCW Group Inc. 865 South Figueroa Street Los Angeles, CA 90017	25,855,253	(1)	7.6%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	20,752,000	(2)	6.1%
FMR Corp 82 Devonshire Street Boston, MA 02109	17,771,092	(3)	5.2%
Directors
Willem P. Roelandts	3,663,412	(4)	1.0%
John L. Doyle	231,052	(5)	*
Jerald G. Fishman	59,170	(6)	*
Philip T. Gianos	114,744	(7)	*
William G. Howard, Jr.	372,045	(8)	*
Harold E. Hughes, Jr.	11,250	(9)	*
Richard W. Sevcik	1,160,708	(10)	*
Elizabeth Vanderslice	46,898	(11)	*

Named Executive Officers
Kris Chellam	715,880	(12)	*
Steven D. Haynes	145,130	(13)	*
Sandeep S. Vij	300,036	(14)	*
All directors and executive officers as a group (11 persons)	6,820,325	(15)	2.0%

*
Less than 1%

(1)
Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2003, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 13, 2004.

(2)
Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2003, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 10, 2004.

(3)
Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2003, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 17, 2004.

(4)
Includes options to purchase 3,594,987 shares of Common Stock exercisable within 60 days from May 19, 2004. Mr. Roelandts is President, Chief Executive Officer and Chairman of the Board of Directors of the Company in addition to being a director.

(5)
Includes options to purchase 228,052 shares of Common Stock exercisable within 60 days from May 19, 2004 and 3,000 shares held by the Doyle Family Trust.

(6)
Includes options to purchase 59,170 shares of Common Stock exercisable within 60 days from May 19, 2004.

(7)
Includes options to purchase 52,052 shares of Common Stock exercisable within 60 days from May 19, 2004 and 40 shares held by Mr. Gianos's son.

(8)
Includes options to purchase 372,045 shares of Common Stock exercisable within 60 days from May 19, 2004.

(9)
Includes options to purchase 11,250 shares of Common Stock exercisable within 60 days from May 19, 2004

(10)
Includes options to purchase 1,151,234 shares of Common Stock exercisable within 60 days from May 19, 2004.

(11)
Includes options to purchase 46,670 shares of Common Stock exercisable within 60 days from May 19, 2004 and 228 shares held in joint ownership.

(12)
Includes options to purchase 662,822 shares of Common Stock exercisable within 60 days from May 19, 2004, 40,362 shares of Common Stock held by the Chellam Family Trust, 8,000 shares of Common Stock held by a Family Corporation, 1,025 shares of Common Stock held by Mr. Chellam's immediate family and 1,000 shares of Common Stock held by Mr. Chellam's mother-in-law.

(13)
Includes options to purchase 120,296 shares of Common Stock exercisable within 60 days from May 19, 2004, and 24,834 shares held in a joint trust.

(14)
Includes options to purchase 284,750 shares of Common Stock exercisable within 60 days from May 19, 2004, and 15,286 shares held in joint trust.

(15)
Includes options held by executive officers and directors of the Company to purchase an aggregate of 6,583,328 shares of Common Stock exercisable within 60 days from May 19, 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

        On January 11, 1996, the Company entered into a letter agreement with Willem P. Roelandts, its current President, Chief Executive Officer and Chairman of the Board, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for initial base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 3,200,000 shares of Common Stock, exercisable at $7.95 per share and vesting over a five-year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he would receive two year's base pay, two year's target bonus, two year's medical and dental insurance and full vesting of all previously unvested stock options.

        Bernard V. Vonderschmitt performed the role of Chairman of the Board of Directors pursuant to a consulting agreement from the time of his resignation as Chief Executive Officer of the Company on June 1, 1996, until his retirement from the Board of Directors on August 7, 2003. The consulting agreement, which terminated upon Mr. Vonderschmitt's retirement, provided for nominal compensation of $1/year, reimbursement of expenses incurred in the course of his rendering services to the Company, medical and dental insurance for Mr. Vonderschmitt and his spouse, and the continued ability to exercise vested stock options. Upon his retirement from the Board, Mr. Vonderschmitt was given the honorary title of Chairman Emeritus. He may continue to purchase health insurance for himself and his spouse through the Company with all costs passed through to Mr. Vonderschmitt.

        On April 10, 1997, the Company entered into a letter agreement with Richard W. Sevcik, its current Executive Vice President, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for a hire-on bonus of $150,000 payable over two years in equal installments, initial base compensation of $29,167 per month, a target bonus equal to 50% of base salary with the first two fiscal year 1998 quarters guaranteed and the grant of options to purchase 1,200,000 shares of Common Stock, exercisable at $11.72 per share and vesting over a four-year period. The letter agreement provides that in the event that Mr. Sevcik voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Sevcik is terminated without cause within one year of a change in control of the Company, he would receive one year's base pay, one year's target bonus, one year's medical and dental insurance and one year's vesting of unvested stock options.

        On December 3, 1997, the Board of Directors approved a discretionary program enabling it to provide for the acceleration of the vesting by one year of options held by an officer in the event of the voluntary resignation by such officer at or after attaining the age of fifty-five (55) with at least five year's service as an officer of the Company. Such acceleration of the vesting of options is subject to certain restrictions and conditions as determined by the Board of Directors.

Change in Control Arrangements

  1997 Stock Plan

  Merger or Consolidation

        In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option the optionee shall fully vest in and have the right to exercise the option as to all of the options including options which would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the optionee would be fully vested and would have the right to exercise the option(s) for a period of thirty (30) days. If not exercised within said thirty-day period, the option right would terminate upon the expiration of such period.

  Dissolution or Liquidation

        In the event of the proposed dissolution or liquidation of the Company, the Administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the options covered thereby, including shares as to which the options would not otherwise be exercisable. To the extent it has not been previously exercised, an option would terminate immediately prior to the consummation of such proposed action.

  Changes in Capitalization

        Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the 1997 Stock Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. It assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent auditors.

        The Company's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles in the United States. In carrying out its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

        In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young LLP, matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independent Standards Board Standard No. 1, (Independence Discussions with Audit Committees), and has discussed with them their independence from the Company and its management.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Xilinx's Annual Report on Form 10-K for the fiscal year ended April 3, 2004 for filing with the SEC.

Audit Committee of the Board of Directors —John L. Doyle, Chairman —Harold E. Hughes, Jr. —Elizabeth Vanderslice

        The foregoing Audit committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, referred to as the Securities Act, or under the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS FOR FISCAL YEAR 2004

Overview

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the bonus programs (Pay for Xilinx Performance ("PXP") and Profit Sharing ("PSP")), the 1990 Employee Qualified Stock Purchase Plan, the 1997 Stock Plan and the Deferred Compensation Plan. The Compensation Committee is comprised of independent, non-employee directors who have no interlocking relationships as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels satisfy all or some of the following criteria: they are in similar industries as the Company; they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; they have similar growth expectations as the Company; or they are other companies against whom Xilinx competes for talent.

        The Company applies a similar philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals' contributions working toward common, defined goals.

        Base salaries for the Company's executive officers are reviewed and adjusted on an annual basis. In determining compensation for the Company's executive officers for the 2004 fiscal year, the Committee considered a number of factors. In the case of all executive officers of the Company, determination of base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx's industry and of comparable size. Determination of base salary is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of the foregoing factors, all of which are considered when making the determination of base salary.

        Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. PXP was implemented for senior management on October 1, 2002. It is the Compensation Committee's opinion that PXP improves the link between Company performance and bonus payments to employees. Under PXP, if bonuses are paid, they are based on pre-set performance against revenue and operating profit goals. With respect to target bonuses for each executive officer, a target percentage was established based on target bonuses of comparable officers at comparable companies. During fiscal year 2004, partial cash bonuses were paid to each executive officer of the Company.

        The Committee's determination with respect to stock option grants to executive officers for fiscal year 2004 was based on future anticipated contributions by the individual and corporate performance. Determination of option grant amounts is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of both individual and corporate performance and the value of stock option grants of comparable officers at comparable companies.

Compensation Philosophy

        The goals of the compensation program are to align compensation with the individual's and the Company's performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles that apply to all Xilinx employees.

Competitive Levels of Compensation

        The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other companies in similar industries. The Company believes that its compensation levels are near the median of industry compensation levels.

Compensation Linked to Performance

        Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profit and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

Compensation Determination and Administration Processes

        The Company generally applies its compensation philosophy worldwide, in accordance with local law. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

Modes of Compensation

        Approximately once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salaries for competitive positions in the labor market.

        The Company believes that all employees are responsible for achieving corporate profit objectives. At the beginning of fiscal year 2004, the Company had two worldwide bonus programs: PSP and PXP. These programs provide for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in revenue and an operating income objective. The Company's officers and key employees, including certain of the Named Executive Officers, participate in PXP, while all other employees (with the exception of employees in the Sales Incentive Plan) participate in PSP (provided that they are employed for the entire calendar quarter). Officers and key employees do not participate in PSP.

        Effective October 2002, the Company instituted the Pay for Xilinx Performance bonus program. Under PXP, employees who are eligible receive the distribution of a bonus payment on a quarterly basis if certain levels of revenue and operating profit margin are achieved by the Company. For the Executive Officers, the PXP formula also includes a small portion relating to the achievement of certain strategic initiatives. Individual awards are based upon salary, Company performance and level of responsibility.

        On April 1, 2000, the Compensation Committee adopted a non-qualified deferred compensation plan. Under the Deferred Compensation Plan, certain key employees and non-employee directors may defer a portion of their salary and bonus. Participants' deferrals earn rates of return based on the performance of the mutual funds selected by the participants.

        The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect, the Company has both a 1988 Stock Option Plan and a 1997 Stock Plan, as well as a 1990 Employee Qualified Stock Purchase Plan.

        Under the 1990 Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

Compensation of the Chief Executive Officer

        Pursuant to the recommendation of the Compensation Committee, Mr. Roelandts had an annual base salary in the amount of $715,500 for fiscal year 2004. Mr. Roelandts was also eligible for a performance-based bonus targeted at 70% of his annual base salary upon the achievement of certain performance goals set by the Board of Directors. Mr. Roelandts received a bonus during fiscal year 2004, based on the same formula as applicable to other employees. The Committee determined Mr. Roelandts' compensation pursuant to objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies. On April 5, 2004, Mr. Roelandts was granted an additional 300,000 options to purchase common stock of the Company based on his anticipated contributions to the Company. These options were granted under the Company's 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its CEO and four most highly paid executive officers. Xilinx's stockholder-approved equity plans are qualified so that awards under such plans constitute performance-based compensation not subject to 162(m) of the Tax Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation Committee of The Board of Directors —Philip T. Gianos, Chairman —William G. Howard, Jr. —Jerald G. Fishman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2004, an executive officer of another company whose board of directors has a comparable committee on which one of Xilinx's executive officers serves.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, directors and greater-than-10% stockholders (if any) complied with all Section 16(a) filing requirements during the 2004 fiscal year.

COMPANY STOCK PRICE PERFORMANCE

        The following chart shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index"), and the Standard & Poor's 500 Semiconductors Index ("S&P 500 Semiconductors"). The total stockholder return assumes $100 invested on March 31, 1999 in Xilinx, Inc. Common Stock, the S&P 500 and the S&P 500 Semiconductors.

	INDEXED RETURNS Years Ended
Company/Index	Base Period Mar99	Mar00	Mar01	Mar02	Mar03	Mar04
XILINX, INC	100	408.32	173.19	196.54	115.43	186.18
S&P 500 INDEX	100	117.94	92.38	92.60	69.67	94.19
S&P 500 SEMICONDUCTORS	100	247.16	93.64	101.84	52.51	90.08

NOTE: STOCK PRICE PERFORMANCE AND INDEXED RETURNS FOR OUR COMMON STOCK ARE HISTORICAL AND ARE NOT AN INDICATOR OF FUTURE PRICE PERFORMANCE OR FUTURE INVESTMENT RETURNS

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: June 4, 2004

APPENDIX A

XILINX, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(Effective as of June 3, 2004)

        This charter governs the operations of the Xilinx, Inc. (the "Company") Audit Committee of the Board of Directors (the "Committee"). The Committee will review and reassess the adequacy of the charter at least annually and obtain the approval of the charter by the Board of Directors.

        1.    Purpose.    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for the Company's financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

        2.    Composition.    The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall qualify as an "Audit Committee Financial Expert." For purposes of this charter, an "Audit Committee Financial Expert" or an "independent director" is a director who meets the financial expert or independence and experience requirements of the NASDAQ Stock Market, Inc. (NASDAQ) rules.

        3.    Meetings.    The Committee shall meet as often as it is necessary to perform its duties, and is scheduled to meet six times a year. The Committee shall report to the Board of Directors on a regular basis on the major events covered by the Committee and shall make such recommendations to the Board as it deems appropriate.

        4.    Duties and Responsibilities.    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate.

          a.     The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee and the Board of Directors shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors. All audit and permissible non-audit services provided by the independent auditors will require the pre-approval of the Committee.

          b.     The Committee shall review with the internal auditor and independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management, the internal

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  auditor and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. The Committee will meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their audits.

          c.     The Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

          d.     The Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.

          e.     The Committee shall establish procedures for the receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

          f.      The Committee shall establish procedures for the receipt, retention and treatment of all confidential, anonymous submissions by employees of the Company relating to concerns regarding questionable accounting or auditing matters.

          g.     The Committee shall review and approve all related party transactions, as defined by applicable NASDAQ rules, to which the Company is a party.

          h.     The Committee shall prepare the Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

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DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 4, 2004, and hereby appoints Willem P. Roelandts and Thomas R. Lavelle, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Xilinx to be held on August 5, 2004, at 11:00 a.m., Pacific Daylight Time, at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF WILLEM P. ROELANDTS, JOHN L. DOYLE, JERALD G. FISHMAN, PHILIP T. GIANOS, HAROLD E. HUGHES, JR., WILLIAM G. HOWARD, JR., RICHARD W. SEVCIK AND ELIZABETH VANDERSLICE AS DIRECTORS OF XILINX; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2005; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to http://www.eproxyvote.com/xlnx		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

1.    ELECTION OF DIRECTORS:

  Nominees: (01) Willem P. Roelandts, (02) John L. Doyle,
  (03) Jerald G. Fishman, (04) Philip T. Gianos, (05) Harold E. Hughes, Jr.,
  (06) William G. Howard, Jr., (07) Richard W. Sevcik and
  (08) Elizabeth Vanderslice.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominee(s) except as written above
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF XILINX FOR THE FISCAL YEAR ENDING APRIL 2, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS August 5, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
BOARD MEETINGS AND COMMITTEES
BOARD OF DIRECTORS—PRINCIPLES OF CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options
Employee and Executive Option Grants For Fiscal Years 2004, 2003 and 2002
In-the-Money and Out-of-the-Money Option Information As of the End of Fiscal Year 2004
Security Ownership of Certain Beneficial Owners and Management
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS FOR FISCAL YEAR 2004
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPANY STOCK PRICE PERFORMANCE
OTHER MATTERS
APPENDIX A